Exhibit 16.1

June 9, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the statement made by Baron Energy Inc. included under Item 4.01 of its Form 8-K filed on June 9, 2009. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas